EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10157, 333-80775 and 333-46512 of The Dial Corporation on Form S-8 of our report dated May 21, 2001, appearing in this Annual Report on Form 11-K of The Dial Corporation 401(k) Plan for Hourly Employees for the year ended November 30, 2000.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 21, 2001

13